EX-FILING FEES

Calculation of Filing Fee Tables

Form S-4

(Form Type)

United Community Banks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $1.00 per share	Other	78,194(1)	N/A	$2,633,965(2)	0.00011020	$290.27
Fees Previously Paid	Equity	Common Stock, par value $1.00 per share	Other	9,335,761	N/A	$188,782,347	0.0000927	$17,500.12
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-		-

	Total Offering Amounts					$191,416,312		$17,790.39
	Total Fees Previously Paid							$17,500.12
	Total Fee Offsets							0.00
			Net Fee Due					$290.27

(1)       Represents the number of additional shares of common stock of United Community Banks, Inc. (“United”) that may be issued in connection with the merger of Progress Financial Corporation (“Progress”) with and into United as described in the registration statement on Form S-4 (File No. 333-265839), which became effective on July 5, 2022. In connection with the filing of that registration statement, 9,335,761 shares of common stock of United were registered with the Securities and Exchange Commission and a fee of $17,500.12 was paid. United now anticipates that up to 9,413,955 of its common stock may be issued in connection with the merger of Progress, which amounts includes an additional 78,194 shares of its common stock that may be issued upon the exercise or conversion of equity awards granted under, or otherwise issued in accordance with and pursuant to the terms of, the following plans of Progress: Progress Financial Corporation 2008 Incentive Stock Compensation Plan and Progress Financial Corporation 2016 Equity Incentive Plan, each as amended to date and each predecessor plan of any of the foregoing (each a “Progress Plan” and, collectively, the “Progress Plans”), assumed by United as of January 3, 2023 pursuant to provisions in the Agreement and Plan of Merger, dated as of May 3, 2022, by and between Progress and United.

(2)       In accordance with Rule 457(c) under the Securities Act of 1933, the registration fee is based on the average of the high and low sales prices of the registrant’s common stock reported on the Nasdaq Global Select Market as of January 3, 2023 ($33.685), and computed based on the number of additional shares of common stock of the registrant to be registered by this registration statement.